For further information, contact: Timothy P. Dimond, Chief Financial Officer Technology Solutions Company Phone: 312.228.4500 tim_dimond@techsol.com

TSC Announces Business and Organization Changes
New Leadership Team; Enhanced Focus on Core Strengths

CHICAGO, June 23, 2003 – Technology Solutions Company (Nasdaq: TSCC), a systems integration and business consulting firm, announced today that its Board of Directors has approved a plan to refocus the Company on its core business of providing clients with cost-competitive IT solutions delivering tangible benefits. In support of this plan the Company announced a series of organization changes effective immediately.

John R. Purcell will become non-executive Chairman of the Board replacing William H. Waltrip who has resigned as Chairman and as a Director. Mr. Purcell, Chairman and Chief Executive Officer of Grenadier Associates, Ltd., is one of the original Directors of TSC. Mr. Purcell’s career has included serving as Chairman of Donnelly Marketing, Inc., Chairman of Mindscape, Inc., Chairman and President of SFN Companies, Inc., and senior executive positions at CBS, Inc. and Gannett Co., Inc.

Stephen B. Oresman will become CEO and Chairman of the Executive Committee, replacing Jack Hayden who has resigned as President and CEO, and as a Director. Mr. Oresman is also one of the original Directors of TSC and has extensive experience in professional services, including a decade as Managing Officer of Booz•Allen and Hamilton’s New York office, plus service as President of BA&H Europe and Chairman of BA&H International.

Day to day operations will be the focus of an Executive Committee of three current senior executives of TSC, each of whom will have responsibility for areas of the business, plus Mr. Oresman. These executives are Ard Geller, SVP and Chief Consulting Officer; Timothy Dimond, SVP and Chief Financial Officer; and Paul Peterson, SVP and General Counsel.

“We expect that these changes will enhance our ability to provide the top quality service to Fortune 100 companies that has been the hallmark of our practice for many years,” said Ard Geller, Chief Consulting Officer. He also noted that the Company will respond to changes in the IT services market by focusing on business solutions for a broad range of companies in specific industry segments.

As a result of the organizational changes, the Company reported that it will take a Q2 restructuring charge which it currently estimates to be approximately $3.3 million, representing contractual settlement amounts with departing executives as well as professional fees incurred in connection with recently terminated strategic negotiations, as reported in the Company’s June 18, 2003 press release. This $3.3 million charge is in addition to the $2.5 million rightsizing charge for staff terminations and office reductions described in the June 18 release. In light of these charges and other factors, the Company is now evaluating the potential need to record a valuation allowance for its net deferred tax asset at June 30, 2003. As of March 31, 2003, TSC’s net deferred tax asset balance was approximately $16.5 million. If the Company determines a valuation allowance at June 30, 2003 is appropriate, it expects there could be a non-cash charge to Q2 earnings of approximately $16.5 million.

Incorporating this $3.3 million charge, the Company expects the Q2 loss to come in at approximately $0.13 to $0.15 per share (after-tax), that includes approximately $0.09 to $0.10 per share (after-tax) for the $5.8 million in charges described above. If the Company determines a valuation allowance is appropriate on its net deferred tax assets, the loss per share would be increased accordingly.

Commenting on his new role, Mr. Oresman stated, “I am very pleased to have the opportunity to work more closely with the team at TSC. I have known many of these people for a number of years, and I have complete confidence in their abilities. I believe that continued focus on providing quality work to clients by our cadre of top-notch experienced consultants will ultimately result in improved revenue and earnings performance. The Board now believes that focusing on, expanding, improving and adding to our systems integration services is the preferred strategic alternative. We have the skilled people and a strong balance sheet, with over $40 million in cash, to be a successful independent public company.”

Conference Call
Management from Technology Solutions Company will host a conference call on Tuesday, June 24, 2003 at 8:00 a.m. Central Daylight Time. The dial in number for the conference call is 1-800-357-9448. The conference call will be available live via the Internet in the Investors section of Technology Solutions Company Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com/service/ajwz383604346gf12.html. For those who cannot access the live broadcast, a replay of the call will be available until midnight July 1, 2003 by dialing (800) 839-6713. The pass code for the replay is 5736639.

About Technology Solutions Company
Delivering business benefits to companies worldwide through process and technology expertise, Technology Solutions Company (TSC) is a leading systems integration and business consulting firm that focuses on rapid results. TSC’s core competencies include: enterprise resource management, supply chain management, customer relationship management, support services, and change management and training. Its services span the entire technology lifecycle — from strategy definition and planning; through implementation and integration; to extended support. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including 59 of the Fortune 100. For more information, please visit www.techsol.com.

ASSUMPTIONS UNDERLYING CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to manage the pace of technological change, our ability to manage the current downturn in our industry and the economy in general, any uncertainties relating to rightsizing and a possible strategic transaction, the Company’s ability to manage growth and attract and retain employees in the event the economy turns around, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive and other factors, our ability to attract new clients and sell additional work to existing clients and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.